UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  July 15, 2010
(Date of earliest event reported)

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VITACOST.COM, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-34468	37-1333024
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

5400 Broken Sound Blvd. NW – Suite 500 Boca Raton, Florida 33487-3521
(Address of Principal Executive Offices)

(561) 982-4180
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On July 16, 2010, Vitacost.com, Inc. (the “Company”) issued a press release announcing that Great Hill Investors, LLC, Great Hill Equity Partners III, L.P., and Great Hill Equity Partners IV, L.P. (“GHP”), has delivered to the Company and its registered agent written consents from holders of the Company’s outstanding common stock as of the June 2, 2010 record date for GHP’s consent solicitation.  Although the votes have not yet been certified, GHP has indicated to the Company that such written consents represent votes from record holders of a majority of the outstanding shares of common stock (i) “for” amending the Company’s bylaws to permit the Company’s stockholders to fill vacancies on the Company’s board of directors; (ii) “for” the removal of incumbent company directors - Messrs. Ezra, Gitler, Ilfeld, and Pabst; and (iii) “for” the election as Company directors of Messrs. Gaffney, Jung, Kumin, and Stibel.  The Company will amend this Current Report to disclose the results of GHP’s written consent solicitation and the Company’s revocation of consent solicitation once the final results have been certified by IVS Associates, Inc., the independent inspector of election.

A copy of the press release announcing the preliminary results of the contested consent solicitation with GHP is attached hereto as Exhibit 99.1 and is hereby incorporated by reference in this Item 5.07.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release, issued by Vitacost.com, Inc. dated July 16, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 16, 2010

VITACOST.COM, INC.

By:	/s/ Richard P. Smith
Name:	Richard P. Smith
Title:	Chief Financial Officer